EXHIBIT 5.1

                        OPINION OF SCHULTE ROTH & ZABEL


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                              SCHULTE ROTH & ZABEL
                                900 THIRD AVENUE
                            NEW YORK, NEW YORK 10023


                                                                    June 9, 1995


The CIT Group Securitization Corporation II
The CIT Group Holdings, Inc.
650 CIT Drive
Livingston, New Jersey  07039

Dear Sirs:

     We have acted as special counsel to you (the "Corporations") in connection with the Registration Statement combined on Form S-1 and Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), registering asset backed certificates (the "Certificates") and asset backed notes (the "Notes" and, collectively with the Certificates, the "Securities") and the limited guarantee (the "Guarantee") of the Certificates by The CIT Group Holdings, Inc. ("Holdings"), each described in the prospectus which forms a part of the Registration Statement (the "Prospectus"). The Certificates will be issued pursuant to a trust agreement (the "Trust Agreement") substantially in the form filed as Exhibit 4.2 to the Registration Statement, pursuant to which The CIT Group Securitization Corporation II ("CIT II") will originate the CIT RV Owner Trust 1995-A (the "Trust"). The Notes will be issued pursuant to an indenture (the "Indenture") substantially in the form filed as Exhibit 4.1 to the Registration Statement. Certain rights of the holders of the Securities will be governed by a sale and servicing agreement (the "Sale and Servicing Agreement") substantially in the form filed as Exhibit 4.3.

     In connection with this opinion, we have examined signed copies of the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such records of the Corporations and such agreements, certificates of public officials, certificates of officers or representatives of the Corporations and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.



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The CIT Group Securitization Corporation II
The CIT Group Holdings, Inc.
June 9, 1995
Page 2


     As to all matters of fact, we have relied upon and assumed the accuracy of statements and representations of officers and other representatives of the Corporations and others.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     We have also assumed, with respect to the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Guarantee (collectively, the "Basic Documents"), that: (a) each of the Basic Documents will be duly executed and delivered by each of the parties thereto prior to the issuance of any of the Securities thereunder; (b) at the time of such execution, each such party, other than the Corporations, will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and will have all requisite power and authority to execute, deliver and perform its obligations under each of the Basic Documents; (c) the execution and delivery of the Basic Documents and performance of such obligations will have been duly authorized by all necessary actions on the part of each such party, other than the Corporations; (d) at the time of such execution, the Basic Documents will be the legal, valid and binding obligation of each such party, other than the Corporations, and will be enforceable against each such party, other than the Corporations, in accordance with its terms; (e) the Guarantee will be duly executed and delivered by Holdings; and (f) during the period from the date hereof until the date of such execution and delivery, there will be no change in
(i) any relevant authorization, law or regulation, or interpretation thereof,
(ii) the terms and conditions of the Basic Documents, or (iii) any set of facts or circumstances relating to the Basic Documents.

     Based upon the foregoing, we are of the opinion that assuming the due execution of the Basic Documents, each in substantially the form presented to us, upon the issuance, authentication and delivery of the Notes in accordance with the provisions of the Sale and Servicing Agreement and the Indenture against payment therefor, the Notes will constitute valid and binding obligations of the Trust, and that, upon the issuance and delivery of the Limited Guarantee, the Limited Guarantee will constitute a valid and binding obligation of Holdings, each enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and will be entitled to the benefits of the Basic Documents.


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The CIT Group Securitization Corporation II
The CIT Group Holdings, Inc.
June 9, 1995
Page 3


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.


                                                Very truly yours,

                                                /s/ SCHULTE ROTH & ZABEL